POWER OF ATTORNEY

WHEREAS, Diamond Hill Funds (the “Trust”), an Ohio business trust organized under the laws of the State of Ohio, periodically files proxy statements and amendments to its Registration Statement with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended; and

WHEREAS, the undersigned is a Trustee of the Trust.

NOW THEREFORE, the undersigned hereby constitutes and appoints James F. Laird and Gary R. Young, and each of them, his true and lawful attorney and agent, with the power and authority to sign on behalf of the undersigned, the name of the undersigned as Trustee of the Trust to any proxy statement, registration statement, or to any amendment thereto, filed with the Securities and Exchange Commission with respect to the shares of beneficial interest of the Trust and to any instrument or document filed as part of, as an exhibit to, or in connect with any such proxy statement, registration statement, or any amendment thereto.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 20th day of February, 2013.

/s/ Peter E. Sundman
Peter E. Sundman Trustee

STATE OF OHIO                                             )

                                                                           ) ss:

COUNTY OF FRANKLIN                             )

Before me, a Notary Public, in and for said county and state, personally appeared Peter E. Sundman, known to me to be the person described in and who executed the foregoing instrument, and who acknowledged to me that he executed and delivered the same for purposes therein expressed.

WITNESS my hand and official seal this 20th day of February, 2013.